UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 East Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On March 24, 2021, Professional Diversity Network, Inc. (“PDN”) entered into a stock purchase agreement to acquire equity interests (the “Transaction”) in RemoteMore USA, Inc., a Delaware corporation (“RemoteMore”). The Transaction is subject to satisfaction of closing conditions and is expected to close in the second quarter of 2021.

At the closing of the Transaction, the two founders of RemoteMore, Mr. Boris Krastev and Mr. Boris Borisov (the “Founders”), will enter into employment agreements with RemoreMore, and pursuant to such agreements each Founder will be entitled to receive that number of newly-issued shares of PDN common stock with an aggregate value of $200,000.00, as determined by the average price of the closing trading prices of PDN common stock on the NASDAQ Global Market in the ten consecutive (10) business days immediately prior to the closing date. The grant of such incentive stock will be subject to approval of the Compensation Committee of PDN’s Board of Directors and other conditions.

On March 26, 2021, PDN issued a press release announcing the Transaction, and a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Professional Diversity Network, Inc., dated March 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: March 26, 2021	/s/ Adam He
Adam He, Chief Executive Officer